Notice of Guaranteed Delivery
for Tender of American Depositary Shares
of
Linktone Ltd.
at
$3.80 Per American Depositary Share
(each American Depositary Share represents 10 ordinary shares of Linktone Ltd.)
by
MNC International Ltd.
an indirect wholly-owned subsidiary of
PT Media Nusantara Citra Tbk

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if American Depositary Receipts (“ADRs”) representing American Depositary Shares (“ADSs,” each ADS represents 10 ordinary shares, par value $0.0001 per share) of Linktone Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (“Linktone”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Mellon Investor Services LLC (the “Depositary”) before the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Hand: Mellon Investor Services LLC Attn: Corporate Actions 480 Washington Boulevard, 27th Floor Jersey City, NJ 07310	By Overnight Courier: Mellon Investor Services LLC Attn: Corporate Actions 480 Washington Boulevard, 27th Floor Jersey City, NJ 07310	By Mail: Mellon Investor Services LLC PO Box 3301 South Hackensack, NJ 07606-3301

By Facsimile Transmission
(for Eligible Institutions Only):
412-209-6443

Confirm by Telephone:
201-680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to MNC International Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (the “Purchaser”) and an indirect wholly-owned subsidiary of PT Media Nusantara Citra Tbk, a company incorporated with limited liability under the laws of the Republic of Indonesia (“MNC”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 6, 2008 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of ADSs set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of ADSs Tendered:

ADR Certificate Number(s) (if available):
(please print)

Address(es):

(Zip Code)

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the ADRs representing the ADSs tendered hereby, in proper form for transfer, or to deliver ADSs pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent’s Message and ADRs evidencing ADSs to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

(Authorized Signature)

Name:
(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND ADRs EVIDENCING ADSs WITH THIS NOTICE. ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.